Exhibit 99.1

MQ Associates, Inc. Announces a Conference Call to Discuss Results for the Nine Months Ended September 30, 2005

Alpharetta, Georgia, November 29, 2005 – MQ Associates, Inc. (“MedQuest”) today announced that it will conduct a conference call to discuss information included in its recently filed Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005 and related matters at 11:00 a.m. EST on Thursday, December 1, 2005.  The conference call can be accessed at (866) 277-1182 (domestic) or (617) 597-5359 (international).  Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode #67764433.  The conference call will be broadcast live, and will be available for telephonic replay at (888) 286-8010 (domestic) or (617) 801-6888 (international) with participant passcode #90958578 through Thursday, December 8, 2005.

The following is a summary of MedQuest’s financial position for the nine months ended September 30, 2005.  As a result of MedQuest’s previously issued restatement, the company filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005 simultaneously on November 14, 2005.  For additional information with respect to MedQuest’s financial performance for the nine months ended September 30, 2005, as well as information with respect to MedQuest’s financial performance for the quarters ended March 31, June 30 and September 30, 2005, please see the unaudited financial statements, including the notes thereto, and management’s discussion and analysis of financial condition and results of operations in the company’s previously filed Quarterly Reports on Form 10-Q.

Net revenue was $222.7 million for the nine months ended September 30, 2005, representing an increase of $19.3 million, or 9.5%, from net revenue of $203.4 million for the nine months ended September 30, 2004.

Income from operations was $11.6 million for the nine months ended September 30, 2005, representing a decrease of $0.1 million, or 0.9%, from income from operations of $11.7 million for the nine months ended September 30, 2004.

Capital expenditures were $9.7 million for the nine months ended September 30, 2005 compared to $30.2 million in the same period of 2004.  Cash provided by operating activities was $19.2 million for the nine months ended September 30, 2005 compared to $15.7 million for the nine months ended September 30, 2004.

Adjusted EBITDA, which is defined below, increased to $46.5 million in the nine months ended September 30, 2005 compared to $39.8 million for the nine months ended September 30, 2004.

This press release contains a discussion of Adjusted EBITDA, which, according to applicable SEC rules, is a “non-GAAP financial measure” of MedQuest’s historical performance that is different from measures calculated and presented in accordance with GAAP.  MedQuest defines Adjusted EBITDA as net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash expenses, (e) non-recurring cash expenses, (f) non-recurring restatement and other adjustments, (g) audit committee review and other charges, (h) an impairment charge for computer software, and (i) one-time gain from the settlement of an insurance claim. Adjusted EBITDA as calculated by MedQuest is not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund MedQuest’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or MedQuest’s other financial information as determined under GAAP.

Management uses Adjusted EBITDA in its internal analysis of operating performance and monitors it to ensure compliance with certain maintenance and debt incurrence covenants under MedQuest’s senior credit facility, which is described in more detail in MedQuest’s Annual Report on Form 10-K for the year ended December 31, 2004.  Management believes that Adjusted EBITDA provides useful information to investors for meaningful comparison to prior periods and analysis of critical components of results of operations, since it allows investors to compare the company’s ongoing performance before the effect of various items that do not directly affect the company’s ongoing financial performance.  Management also believes that disclosure of Adjusted EBITDA is valuable to investors because it allows them to monitor a key component of maintenance and debt incurrence covenants that determine MedQuest’s compliance with, and its ability to incur further indebtedness under, its senior credit facility.

Selected Financial Data

The following tables set forth selected financial data derived from MedQuest’s unaudited financial statements filed with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and audited financial statements filed with its Annual Report on Form 10-K for the year ended December 31, 2004.

Condensed Consolidated Balance Sheets (in thousands)

	September 30, 2005	December 31, 2004
Assets
Cash and cash equivalents	$4,732	$997
Patient receivables, net of allowances	33,107	36,023
Other current assets	11,374	7,997
Total current assets	49,213	45,017
Property and equipment, net	87,907	106,193
Other assets	67,551	69,276
Total assets	204,671	220,486

Liabilities and stockholders’ deficit
Other current liabilities	36,704	39,503
Current portions of long-term debt and capital leases	1,743	1,761
Total current liabilities	38,447	41,264
Long-term debt and capital leases	331,621	350,269
Other	14,328	8,038
Total liabilities	384,396	399,571
Redeemable preferred stock	70,000	50,000
Total stockholders’ deficit	(249,725)	(229,085)
Total liabilities and stockholders’ deficit	$204,671	$220,486

Condensed Consolidated Statement of Operations (in thousands)

	Nine Months Ended September 30,
	2005	2004
Net revenues from services	$222,744	$203,420
Operating expenses	103,750	94,068
MG&A expenses	80,482	74,583
Depreciation and amortization	26,943	23,054
Income from operations	11,569	11,715
Interest expense, net	30,028	20,842
Equity in earnings of unconsolidated joint ventures	(182)	(183)
Provision for income taxes	2,363	2,040
Net loss	$(20,640)	$(10,984)

Adjusted EBITDA Reconciliation (in thousands)

	Nine Months Ended September 30,
	2005		2004
Net loss	$(20,640)		$(10,984)
Interest expense, net	30,028		20,842
Provision (benefit) for income taxes	2,363		2,040
Depreciation and amortization	26,943		23,054
EBITDA	38,694		34,952
Non-cash expenses	1,492		—
Non-recurring cash expenses	—		2,000	(1)
Non-recurring restatement and other adjustments	—		959
Audit Committee review and other charges	7,152	(2)	—
Impairment charge for computer software	—		1,913
Gain from insurance settlement	(804)		—
Adjusted EBITDA	$46,534		$39,824

(1)     MedQuest incurred approximately $2.8 million of non-recurring cash expenses related to the settlement of a United States Department of Justice inquiry and a class action lawsuit in 2004.  In addition, MedQuest had approximately $1.3 million in one-time bonuses to non-executive management employees in connection with its August 2004 12¼% senior discount notes offering.  However, in computing covenant compliance, MedQuest’s senior credit facility limits the amount of the add-back for extraordinary, unusual or non-recurring cash expenses to $2.0 million in any fiscal year.

(2)     MedQuest incurred approximately $7.2 million of non-recurring cash expenses in the nine months ended September 30, 2005 related to the audit committee review, the restatement, the amendment of the senior credit facility, the consent solicitations to note holders, executive search fees and other related professional fees and expenses.

This press release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding our future growth and profitability, growth strategy and trends in the industry in which we operate.  These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions.  We can give no assurance that such forward-looking statements will prove to be correct.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the investigation by the U.S. Attorney’s Office, the inquiry by the Securities and Exchange Commission (the “SEC”) or any other future action taken by the SEC or the U.S. Attorney’s Office, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for our services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect our ability to do business, actions of our competitors, introduction of new technologies, risks associated with our acquisition strategy and integration costs, and the additional factors and risks contained in MedQuest’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC on September 22, 2005.

ABOUT MQ ASSOCIATES, INC.  –  MQ Associates, Inc. is a holding company and has no material assets or operations other than its ownership of 100% of the outstanding capital stock of MedQuest, Inc.  MedQuest, Inc. is a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States.  These centers provide high quality diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology, ultrasound and mammography.  MedQuest, Inc. operates a network of 92 centers in thirteen states located primarily throughout the southeastern and southwestern United States.